                                                        EXHIBIT 4.21



               SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND

                     SCHEDULE TO LOAN AND SECURITY AGREEMENT

                     ---------------------------------------



         This Second  Amendment to Loan and Security  Agreement  and Schedule to

Loan and  Security  Agreement  ("Amendment")  dated as of the ____ day of April,

1998 is by and between HOLD BILLING SERVICES,  LTD., a Texas limited partnership

("Borrower") and FINOVA CAPITAL CORPORATION ("FINOVA").



                                   BACKGROUND

                                   ----------



         A. On March 25, 1997,  Borrower and FINOVA  entered into a certain Loan and Security  Agreement  (as amended  from time to time,  "Loan  Agreement"),  a certain  Schedule to Loan and Security  Agreement (as amended from time to time,

"Schedule") and certain related  agreements and instruments to reflect financing arrangements  between the parties thereto  (collectively the "Loan  Documents").

All  capitalized  terms used herein without  definition  shall have the meanings ascribed thereto in the Loan Agreement and the Schedule.



         B. The  Borrower  and  FINOVA  have  agreed,  subject  to the terms and conditions  of this  Amendment,  to  modify  and  amend  certain  terms of their financing arrangements.



         NOW THEREFORE,  with the foregoing  Background  deemed  incorporated by reference  herein and made a part hereof,  the parties  hereto,  intending to be legally bound, hereby promise and agree as follows:



         1.       AMENDMENTS:

                  ----------



                  1.1 The limit on Capital  Expenditures  referenced  in Section

14.9 of the Loan  Agreement  and  described  in  Section 14 of the  Schedule  is increased by replacing the description in Section 14 of the Schedule as follows:



                           Capital  Expenditures:  Borrower  shall  not  make or

                           ---------------------

                           incur any Capital Expenditure if, after giving effect

                           thereto,   the   aggregate   amount  of  all  Capital

                           Expenditures  by  Borrower  in its fiscal year ending

                           December 31, 1998 would  exceed  $600,000 or, in each

                           fiscal year thereafter, $150,000.



         2.       DISTRIBUTIONS TO AVERY

                  ----------------------



                  Notwithstanding   the  terms  of  Section  14.3  of  the  Loan

Agreement, FINOVA consents to a distribution by Borrower to Avery of $1,450,000,

to occur prior to August 10, 1998 and upon prior  written  notice to FINOVA,  to enable Avery to purchase certain investors' equity interests in Avery,  provided that not less than  $1,150,000  of the  proceeds of such  distribution  are used solely for such  purposes and the balance to be used for working  capital and no

Event of Default is outstanding at the time of such  distribution or would occur after taking into account the effects of such distribution.

         3.       FURTHER ASSURANCES

                  ------------------



                  Borrower hereby agrees to take all such actions and to execute and/or deliver to FINOVA all such documents,  assignments,  financing statements and other  documents  as FINOVA may  reasonably  require  from time to time,  to effectuate and implement the purposes of this Amendment.



         4.       CONFIRMATION OF COLLATERAL

                  --------------------------



                  Borrower  hereby  confirms its  existing  grant to FINOVA of a security interest in the Collateral.  Borrower hereby confirms that all security interests  at any time  granted  by them to FINOVA  continue  in full  force and effect and secure and shall continue to secure the  liabilities  and obligations of Borrower so long as any such  liabilities or obligations  remain  outstanding and that all  assets  subject  thereto  remain  free and  clear of any  liens or encumbrances other than those in favor of FINOVA or as specifically set forth in the Agreement and exhibits thereto.



         5.       REPRESENTATIONS AND WARRANTIES

                  ------------------------------



                  Borrower hereby reaffirms all  representations  and warranties made to FINOVA under the Loan  Agreement and all of the other Loan Documents and confirms that all are true and correct as of the date hereof.  Borrower  further represents  and warrants  that it has the  authority and legal right to execute,

deliver and carry out the terms of this  Amendment,  that such actions were duly authorized by all necessary limited  partnership  action on the part of Borrower and that the parties  executing  this  Amendment  on its behalf  were  similarly authorized  and  empowered,  and that this  Amendment  does not  contravene  any provisions of its Agreement of Limited  partnership  or  Certificate  of Limited

Partnership,  or of any contract or agreement to which it is a party or by which any of  its  properties  is  bound.  Borrower  reaffirms  all  of the  covenants contained in the Agreement and covenants to abide thereby until all of the Loans and other  liabilities and obligations of Borrower to FINOVA, of whatever nature and whenever incurred, are satisfied and/or released by FINOVA.



         6.       CONDITIONS PRECEDENT

                  --------------------



                  The  Amendment  shall not be  effective  until  the  following conditions have been met to the sole satisfaction of FINOVA:



                  (a) Borrower  shall have executed and delivered to FINOVA this

Amendment and FINOVA shall have executed this Amendment; and



                  (b) FINOVA shall have  received from Borrower an amendment fee in an amount  equal to Twenty  Thousand  Two Hundred  Dollars  ($20,200) in good cleared funds.



         7.       PAYMENT OF EXPENSES

                  -------------------

                  Borrower  shall pay or  reimburse  FINOVA  for its  reasonable attorneys' fees and expenses in connection with the preparation, negotiation and execution of this  Amendment  and the  documents  provided for herein or related hereto.



         8.       REAFFIRMATION OF EXISTING AGREEMENT

                  -----------------------------------



                  Except as modified by the terms  hereof,  all of the terms and conditions  of the  Loan  Agreement,  and  Schedule  and all of the  other  Loan

Documents are hereby  reaffirmed  and shall continue in full force and effect as therein written. In the event of any express  inconsistency between the terms of this  Amendment  and the terms of any of the Loan  Documents,  the terms  hereof shall govern.



         9.       ADDITIONAL FEE

                  --------------



                  Borrower  acknowledges that it has already made a distribution to Avery of the type  described in Section 2 of this  Amendment in the amount of

$450,000.  Contemporaneously  with the making of any  further  distributions  to

Avery  as  permitted  in  Section  2  hereof,  Borrower  shall  pay to  FINOVA a non-refundable fee in the amount of $44,800.00, in good cleared funds.



         10.      MISCELLANEOUS

                  -------------



                  (a) Third Party  Rights.  No rights are intended to be created

                      -------------------

hereunder  for the benefit of any third party  donee,  creditor,  or  incidental beneficiary.



                  (b) Headings.  The headings of any paragraph of this Amendment

                      --------

are for  convenience  only and  shall  not be used to  interpret  any  provision hereof.



                  (c) Other  Instruments.  Borrower  agrees to execute any other

                      ------------------

documents,  instruments and writings,  in form satisfactory to FINOVA, as FINOVA may reasonably request to carry out the intentions of the parties hereunder.



                  (d)  Modifications.  No  modification  hereof or any agreement

                       -------------

referred to herein shall be binding or enforceable  unless in writing and signed on behalf of the party against whom enforcement is sought.



                  (e) Governing  Law. The terms and conditions of this Amendment

                      --------------

shall be governed by the laws of the State of Arizona.

                  (f)  Counterparts.  This  Amendment  may be executed in one or

                       ------------

more counterparts,  each of which shall be deemed an original,  and all of which taken together shall constitute one instrument.



         IN WITNESS  WHEREOF,  the  parties  have caused  this  Amendment  to be executed and  delivered by their duly  authorized  officers as of the date above written.



HOLD BILLING SERVICES, LTD.                     FINOVA CAPITAL CORPORATION







By:   HBS, INC., its sole general partner       By:____________________________





      By:____________________________________

         Scott McCormick, Vice President



      Attest:________________________________

             Secretary or Assistant Secretary

By their execution  hereof,  each of the undersigned  acknowledge and agree that the Validity and Support Agreements  executed by them on March 25, 1997 in favor of FINOVA continue in full force and effect.





-----------------------------------------

Harold Box





-----------------------------------------

David Mechler